Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

19 May 2014

STATEMENT FROM PFIZER INC.
FINAL PROPOSAL TO ASTRAZENECA

This is an announcement of a possible offer falling under Rule 2.4 of the City Code on Takeovers and Mergers (the “Code”). It does not represent a firm intention to make an offer under Rule 2.7 of the Code. Accordingly, there can be no certainty that any offer will ultimately be made.

In response to enquiries from market participants, Pfizer would like to confirm the following in respect of its announcement of 18 May 2014 which set out its final proposal to AstraZeneca (the “Final Proposal Announcement”).

In the Final Proposal Announcement, Pfizer announced a possible offer comprising, for each AstraZeneca share, 1.747 shares in the combined entity and 2,476 pence in cash, representing an indicative value of £55.001. Pfizer stated that this proposal is final and cannot be increased except in limited circumstances specified in the Final Proposal Announcement. In addition, Pfizer stated that it will not make a hostile offer and will only announce a firm offer with the recommendation of the AstraZeneca board.

The effect of Pfizer’s Final Proposal Announcement under the Takeover Code is that Pfizer will not be permitted to announce a firm offer unless such offer is on terms no higher than those set out in the Final Proposal Announcement (save as set out below) and such offer is recommended by AstraZeneca’s board. Pfizer must, by 5.00 p.m. on 26 May 2014 or such later date as the Panel may agree at AstraZeneca’s request, announce such a recommended firm offer or make a statement that it does not intend to make an offer for AstraZeneca. If Pfizer states that it does not intend to make an offer, Pfizer will be subject to the restrictions in Rule 2.8 and Note 2 on Rule 2.5 of the Code.

[1]	This indicative value of £55.00 was based on Pfizer’s closing share price of $29.12 and an exchange rate of $1.00 : £0.5944 on 16 May 2014.

Pursuant to the Code, Pfizer will only be entitled to increase the final proposal in the following limited circumstances:

•	If Pfizer’s share price and/or the dollar/pound exchange rate changes such that the indicative value of Pfizer’s final proposal would be less than £55.00 at the time of any firm offer announcement, then Pfizer has reserved the right to add further cash or Pfizer shares to its proposal in order to restore the indicative value of its offer to £55.00 (but no higher).

•	Also, Pfizer has reserved the right to increase its proposal if, prior to the announcement of a firm offer by Pfizer, a third party announces a firm intention to make an offer for AstraZeneca pursuant to Rule 2.7 of the Code which, at the date Pfizer announces a firm offer for AstraZeneca, is valued at a price which is higher than the then indicative value of Pfizer’s final proposal.

•	If AstraZeneca ultimately decides to recommend Pfizer’s final proposal and Pfizer announces a recommended offer on the terms set out in the Final Proposal Announcement, then Pfizer has reserved the right subsequently to increase its offer at any time. However, it is important to note that such right may be exercised only after Pfizer has obtained a recommendation from the AstraZeneca board of the terms set out in the Final Proposal Announcement and announced a recommended firm offer on this basis.

Pfizer has also made statements in the Final Proposal Announcement which reserve Pfizer’s right to introduce other forms of consideration, vary the mix of consideration and reduce its proposal in certain circumstances.

A copy of this announcement will be available on Pfizer’s website at www.pfizerupdate.com.

Pfizer Contacts

Investors

Chuck Triano

+1 (212) 733 3901

Ryan Crowe

+1 (212) 733 8160

U.S. Media

Joan Campion

+1 (212) 733 2798

Andrew Topen

+1 (212) 733 1338

U.K. Media

Andrew Widger

+44 1737 330 909

BofA Merrill Lynch

+44 (0) 20 7996 1000

Fares Noujaim

Adrian Mee

Michael Findlay

Geoff Iles

Guggenheim Securities

+1 (212) 901 9371

Alan Schwartz

Ken Springer

Jim Ferency

J.P. Morgan

+44 (0) 20 7742 4000

Steve Frank

Laurence Hollingworth

Mark Breuer

Christopher Dickinson

Merrill Lynch, Pierce, Fenner & Smith Inc and Merrill Lynch International, subsidiaries of Bank of America Corporation, are acting exclusively for Pfizer in connection with the possible offer and for no one else and will not be responsible to anyone other than Pfizer for providing the protections afforded to their clients or for providing advice in relation to this announcement or any matters referred to herein.

Guggenheim Securities, LLC (“Guggenheim Securities”), which is regulated as a broker-dealer by the Financial Industry Regulatory Authority in the United States, is acting as a financial adviser to Pfizer in relation to the possible offer and no-one else in connection with this announcement or the possible offer referred to herein, and will not be responsible to any person other than Pfizer for providing the protections afforded to customers or clients of Guggenheim Securities nor for providing any advice in relation to the possible offer or any matters referred to herein.

J.P. Morgan Securities LLC (“J.P. Morgan”), together with its affiliate J.P. Morgan Limited (which conducts its U.K. investment banking business as J.P. Morgan Cazenove and which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting exclusively for Pfizer in connection with the possible offer and for no one else, and is not, and will not be, responsible to anyone other than Pfizer for providing the protections afforded to clients of J.P. Morgan or its affiliates, or for providing advice in relation to the possible offer or any other matters referred to in this announcement.

Disclosure requirements of the Takeover Code (the “Code”)

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An

Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

Disclosures are therefore required in the shares of Pfizer and AstraZeneca.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward-Looking Statements

This announcement contains certain forward-looking statements with respect to the financial condition, results of operations and business of Pfizer and the combined businesses of AstraZeneca and Pfizer and certain plans and objectives of Pfizer with respect thereto, including the expected benefits of a potential combination as well as whether a potential combination will be pursued. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use future dates or words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that a possible offer will not be pursued or will be pursued on different terms and conditions, failure to obtain necessary regulatory approvals or any required financing or to satisfy any of the other conditions to a possible combination, adverse effects on the market price of Pfizer’s common stock and on Pfizer’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects of this announcement or the consummation of the possible combination on the market price of Pfizer’s common stock, significant transaction costs and/or unknown liabilities, the uncertainties inherent in research and development, general economic and business conditions that affect the combined companies following a possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made by Pfizer in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Pfizer’s plans with respect to AstraZeneca, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Pfizer assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended 31 December 2013 and in its subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Additional U.S.-Related Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Pfizer or AstraZeneca. Subject to future developments, Pfizer may file a registration statement and/or tender offer documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a possible combination. Pfizer and AstraZeneca shareholders should read those filings, and any other filings made by Pfizer with the SEC in connection with a possible combination, as they will contain important information. Those documents, if and when filed, as well as Pfizer’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Pfizer’s website at www.pfizer.com.

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